Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-201584) and Form S-8 (Nos. 333-181075, 333-26049, 333-26151, 333-91879, 333-60480, 333-82926, 333-106265, 333-134690, 333-124882, 333-109405, 333-166642, and 333-166641) of Corning Incorporated of our report dated February 3, 2016, relating to the financial statements of Dow Corning Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 11, 2016

© 2016 Corning Incorporated. All Rights Reserved.